Exhibit 99.1

PRESS RELEASE

Open Text Reports Fourth Quarter and

Year-End 2007 Financial Results

Integration of Hummingbird Contributes to Strong Results

Waterloo, ON – August 30, 2007 – Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its fourth quarter and fiscal year ended June 30, 2007. (1)

Total revenue for the fourth quarter was $175.2 million, compared to $105.2 million for the same period in the prior fiscal year. License revenue in the fourth quarter was $59.2 million, compared to $32.0 million in the fourth quarter of the prior fiscal year. License revenues grew 38% from $43.0 million in the previous quarter ended March 31, 2007.

Adjusted net income in the quarter was $26.6 million or $0.52 per share on a diluted basis, compared to $15.4 million or $0.31 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $8.2 million or $0.16 per share on a diluted basis, compared to $7.8 million or $0.16 per share on a diluted basis for the same period in the prior fiscal year. (2)

Total revenue for fiscal year 2007 was $595.7 million, compared to $409.6 million for the previous fiscal year. License revenue for fiscal year 2007 was $182.5 million, compared to $122.5 million in the previous fiscal year. Adjusted net income for fiscal year 2007 was $74.3 million, or $1.46 per share on a diluted basis, compared to adjusted net income for the previous fiscal year of $50.8 million, or $1.01 per share on a diluted basis. This represents a growth of 45% of adjusted EPS for the year. Net income for fiscal year 2007 in accordance with US GAAP was $21.7 million, or $0.43 per share on a diluted basis, compared to the prior fiscal year’s net income of $5.0 million, or $0.10 per share on a diluted basis. (2)

Operating cash flow in the fourth quarter of fiscal 2007 was $28.5 million, compared to $15.4 million in the fourth quarter of the prior fiscal year. For the full 2007 fiscal year, Open Text generated $110.9 million in operating cash flow compared to $60.8 million in fiscal 2006.

“The Company plans to make an additional debt repayment of $30 million. This will reduce our debt from $390 million at the time of the Hummingbird acquisition to approximately $327 million the quarter. We are pleased with our accelerated repayment of the debt ahead of schedule and planning for future lump sum debt repayments will continue to be reviewed on a periodic basis,” said Paul McFeeters, Chief Financial Officer of Open Text.

The cash, cash equivalents and short-term investments balance as of June 30, 2007 was $150.0 million. Accounts receivable as of June 30, 2007, totaled $128.8 million, compared to $75.0 million as of June 30, 2006, and Days Sales Outstanding (DSO) was 66 days in the fourth quarter of fiscal 2007, compared to 64 days in the fourth quarter of fiscal 2006.

“I am very pleased with our performance in the quarter and for the full fiscal year. The integration of Hummingbird has gone well and investments in our partner strategy are paying off,” said John Shackleton, President and Chief Executive Officer of Open Text. “We will continue to focus on profitability as we now position the Company for growth in fiscal 2008.”

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

Teleconference Call

Open Text will host a conference call on August 30, 2007 at 5:00 p.m. ET to discuss the final financial results of its fourth quarter and fiscal year-end 2007.

Date:	Thursday, August 30, 2007

Time:	5:00 p.m. ET/2:00 p.m. PT

Length:	60 minutes

Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning August 30, 2007 at 7:00 p.m. ET through 11:59 p.m. on September 13, 2007 and can be accessed by dialing 416-640-1917 and using pass code 21238674#.

For more information or to listen to the call via Web cast, please use the following link:

http://www.opentext.com/events/event.html?id=5726174

About Open Text

Open Text™ is the world’s largest independent provider of Enterprise Content Management software. The company’s solutions manage information for all types of business, compliance and industry requirements in the world’s largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings and revenue outlook for Open Text Corporation (“Open Text” or “the Company”). Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i) the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase sales; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the Company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; (ix) demand for the Company’s products; and (x) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2006. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1)	Based on comparison of historic revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2)	In addition to these GAAP and adjusted results the Company has provided financial information that adds-back maintenance revenue eliminated due to the impact of purchase accounting entries on deferred revenue and the impact of interest expense. Management believes that the furnishing of these adjustments provide a consistent basis for comparison between quarters and help to more accurately reflect Open Text’s underlying operating results.

Three months ended June 30, 2007
GAAP Revenue	$175.2
Maintenance revenue adjustment for purchase accounting	2.5

Non-GAAP revenue	$177.7

Adjusted Income	$26.6
Maintenance revenue adjustment for purchase accounting	2.5
Net Interest Expense	5.6
Income tax effect	(2.6)

Non-GAAP net income	$32.1

Adjusted EPS Diluted	0.52
Non GAAP Adjustments (net of tax) —Maintenance —Interest	0.03 0.08

Non-GAAP EPS	$0.63

Twelve months ended June 30, 2007
GAAP Revenue	$595.7
Maintenance revenue adjustment for purchase accounting	11.1

Non-GAAP revenue	$606.8

Adjusted Income	$74.3
Maintenance revenue adjustment for purchase accounting	11.1
Net Interest Expense	20.3
Income tax effect	(10.0)

Non-GAAP net income	$95.7

Adjusted EPS Diluted	$1.46
Non GAAP Adjustments (net of tax) —Maintenance —Interest	0.15 0.27

Non-GAAP EPS	$1.88

(3)	Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (loss), share-based compensation, and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income/expense and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release. The following charts provide reconciliation (unaudited) of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the quarters ended June 30, 2007 and 2006:

	Three months ended June 30, 2007	Three months ended June 30, 2006
GAAP based “Net Income”	$8.2	$7.8
Special Charges/(recovery)	7.7	(0.2)
Amortization of intangibles	18.0	7.3
Other (Income)/Expense	(1.1)	1.5
Share-based compensation	1.5	1.3
Tax Impact on Above	(7.7)	(2.3)
Non-GAAP based “Adjusted Net Income”	$26.6	$15.4

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the quarters ended June 30, 2007 and 2006:

	Three months ended June 30, 2007	Three months ended June 30, 2006
GAAP based “Net Income”	$0.16	$0.16
Special Charges/(recovery)	0.15	0.00
Amortization of intangibles	0.35	0.14
Other (Income)/Expense	(0.02)	0.03
Share-based compensation	0.03	0.03
Tax Impact on Above	(0.15)	(0.05)
Non-GAAP based “Adjusted Net Income”	$0.52	$0.31

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the fiscal years ended June 30, 2007 and 2006:

	Twelve months ended June 30, 2007	Twelve months ended June 30, 2006
GAAP based “Net Income”	$21.7	$5.0
Special Charges/(recovery)	12.9	26.2
Amortization of intangibles	60.8	28.1
Other (Income)/Expense	(1.7)	4.8
Share-based compensation	5.4	5.2
Tax Impact on Above	(24.8)	(18.5)
Non-GAAP based “Adjusted Net Income”	$74.3	$50.8

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the fiscal years ended June 30, 2007 and 2006:

	Twelve months ended June 30, 2007	Twelve months ended June 30, 2006
GAAP based “Net Income”	$0.43	$0.10
Special Charges/(recovery)	0.25	0.52
Amortization of intangibles	1.19	0.56
Other (Income)/Expense	(0.03)	0.10
Share-based compensation	0.11	0.10
Tax Impact on Above	(0.49)	(0.37)
Non-GAAP based “Adjusted Net Income”	$1.46	$1.01

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

OPEN TEXT CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. Dollars, except share data)

	June 30,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$149,979	$107,354
Accounts receivable trade, net of allowance for doubtful accounts of $2,089 as of June 30, 2007 and $2,736 as of June 30, 2006	128,781	75,016
Income taxes recoverable	—	12,473
Prepaid expenses and other current assets	10,368	7,879
Deferred tax assets	25,743	28,724

Total current assets	314,871	231,446
Investments in marketable securities	—	21,025
Capital assets	43,614	41,262
Goodwill	534,635	235,523
Acquired intangible assets	343,324	102,326
Deferred tax assets	56,893	37,185
Other assets	9,524	2,326

	$1,302,861	$671,093

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$100,211	$62,535
Current portion of long-term debt	4,048	405
Deferred revenues	143,097	74,687
Income taxes payable	10,663	—
Deferred tax liabilities	6,761	12,183

Total current liabilities	264,780	149,810
Long-term liabilities:
Accrued liabilities	22,516	21,121
Long-term debt	366,765	12,963
Deferred revenues	3,840	3,534
Deferred tax liabilities	116,405	19,490

Total long-term liabilities	509,526	57,108
Minority interest	6,975	5,804
Shareholders’ equity:
Share capital
50,180,118 and 48,935,042 Common Shares issued and outstanding at June 30, 2007 and June 30, 2006, respectively; Authorized Common Shares: unlimited	426,188	414,475
Additional paid-in capital	35,311	28,367
Accumulated other comprehensive income	65,546	42,654
Accumulated deficit	(5,465)	(27,125)

Total shareholders’ equity	521,580	458,371

	$1,302,861	$671,093

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. Dollars, except share and per share data)

	Year ended June 30,
	2007	2006	2005
	(unaudited)
Revenues:
License	$182,507	$122,520	$136,522
Customer support	287,570	183,878	179,178
Service	125,587	103,164	99,128

Total revenues	595,664	409,562	414,828

Cost of revenues:
License	13,652	11,196	11,540
Customer support	46,177	28,908	33,086
Service	105,517	83,469	81,367
Amortization of acquired technology intangible assets	36,206	18,900	16,175

Total cost of revenues	201,552	142,473	142,168

	394,112	267,089	272,660

Operating expenses:
Research and development	79,063	58,469	65,139
Sales and marketing	150,643	104,225	114,553
General and administrative	62,140	44,960	46,110
Depreciation	13,846	11,103	11,040
Amortization of acquired intangible assets	24,586	9,199	8,234
Special charges (recoveries)	12,908	26,182	(1,724)

Total operating expenses	343,186	254,138	243,352

Income from operations	50,926	12,951	29,308

Other income (expense)	1,742	(4,788)	(3,116)
Interest income (expense), net	(20,282)	1,487	1,377

Income before income taxes	32,386	9,650	27,569
Provision for income taxes	10,334	4,093	6,958

Net income before minority interest	22,052	5,557	20,611
Minority interest	392	579	252

Net income for the year	$21,660	$4,978	$20,359

Net income per share—basic	$0.44	$0.10	$0.41

Net income per share—diluted	$0.43	$0.10	$0.39

Weighted average number of Common Shares outstanding—basic	49,392,845	48,666,139	49,918,541

Weighted average number of Common Shares outstanding—diluted	50,907,897	49,949,593	52,091,860

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands of U.S. Dollars, except share and per share data)

	Three months ended June 30,
	2007	2006
	(unaudited)
Revenues:
License	$59,225	$32,031
Customer support	82,218	47,222
Service	33,753	25,982

Total revenues	175,196	105,235

Cost of revenues:
License	4,015	3,097
Customer support	14,356	7,313
Service	28,505	21,621
Amortization of acquired technology intangible assets	10,531	4,887

Total cost of revenues	57,407	36,918

	117,789	68,317

Operating expenses:
Research and development	21,113	13,645
Sales and marketing	43,193	25,663
General and administrative	18,452	11,662
Depreciation	3,321	3,069
Amortization of acquired intangible assets	7,439	2,374
Special charges (recoveries)	7,655	(165)

Total operating expenses	101,173	56,248

Income from operations	16,616	12,069

Other income (expense)	1,138	(1,470)
Interest income (expense), net	(5,612)	486

Income before income taxes	12,142	11,085
Provision for income taxes	3,913	3,165

Net income before minority interest	8,229	7,920
Minority interest	—	117

Net income for the year	$8,229	$7,803

Net income per share—basic	$0.16	$0.16

Net income per share—diluted	$0.16	$0.16

Weighted average number of Common Shares outstanding—basic	49,963,876	48,895,966

Weighted average number of Common Shares outstanding—diluted	51,571,062	50,178,906

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

	Year ended June 30,
	2007	2006	2005
	(unaudited)
Cash flows from operating activities:
Net income for the year	$21,660	$4,978	$20,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,638	39,202	35,449
Share-based compensation expense	5,376	5,196	—
Undistributed earnings related to minority interest	392	579	252
Amortization of debt issuance costs	805	—	—
Unrealized (gain) loss on financial instruments	(380)	—	—
Deferred taxes	(16,660)	(4,314)	(1,168)
Impairment of capital assets	—	3,819	—
Impairment of intangible assets	697	1,046	—
Changes in operating assets and liabilities:
Accounts receivable	11,841	9,406	6,452
Prepaid expenses and other current assets	1,485	(65)	(1,327)
Income taxes	(14,289)	(3,818)	(3,902)
Accounts payable and accrued liabilities	6,780	(3,204)	(4,489)
Deferred revenue	14,603	5,228	7,224
Other assets	3,916	2,745	(1,586)

Net cash provided by operating activities	110,864	60,798	57,264
Cash flows from investing activities:
Acquisition of capital assets	(5,260)	(19,278)	(17,909)
Purchase of Optura, net of cash acquired	—	—	(3,347)
Purchase of Vista, net of cash acquired	—	—	(23,690)
Purchase of Artesia, net of cash acquired	—	—	(4,475)
Purchase of IXOS, net of cash acquired	(1,427)	(5,126)	(13,779)
Purchase of Hummingbird, net of cash acquired	(384,761)	—	—
Purchase of Momentum, net of cash acquired	(4,076)	—	—
Additional purchase consideration for prior period acquisitions	(856)	(3,284)	(1,669)
Investments in marketable securities	(829)	(20,241)	—
Acquisition related costs	(39,061)	(6,798)	(12,514)

Net cash used in investment activities	(436,270)	(54,727)	(77,383)
Cash flow from financing activities:
Payment of obligations under capital leases	—	—	(68)
Excess tax benefits on share-based compensation expense	1,285	865	—
Repurchase of Common Shares	—	—	(63,835)
Proceeds from issuance of Common Shares	11,734	4,569	6,399
Proceeds from exercise of warrants	—	—	773
Proceeds from long-term debt	390,000	12,928	—
Repayment of short-term bank loan	—	—	(2,189)
Repayment of long-term debt	(33,247)	(160)	—
Debt issuance costs	(7,433)	—	—

Net cash provided by (used in) financing activities	362,339	18,202	(58,920)
Foreign exchange gain on cash held in foreign currencies	5,692	3,183	1,950
Increase (decrease) in cash and cash equivalents during the year	42,625	27,456	(77,089)
Cash and cash equivalents at beginning of the year	107,354	79,898	156,987

Cash and cash equivalents at end of the year	$149,979	$107,354	$79,898

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

	Three months ended June 30,
	2007	2006
	(unaudited)
Cash flows from operating activities:
Net income for the year	$8,229	$7,803
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,291	10,330
Share-based compensation expense	1,515	1,310
Undistributed earnings related to minority interest	—	117
Amortization of debt issuance costs	274	—
Unrealized (gain) loss on financial instruments	(956)	—
Deferred taxes	6,534	(541)
Impairment of capital assets	—	2
Impairment of intangible assets	697	1,046
Changes in operating assets and liabilities:
Accounts receivable	(15,206)	580
Prepaid expenses and other current assets	803	484
Income taxes	(10,908)	(1,995)
Accounts payable and accrued liabilities	16,470	(1,904)
Deferred revenue	(286)	(2,122)
Other assets		317

Net cash provided by operating activities	28,457	15,427
Cash flows from investing activities:
Acquisition of capital assets	(640)	(2,452)
Purchase of IXOS, net of cash acquired	(341)	(475)
Additional purchase consideration for prior period acquisitions	—	85
Investments in marketable securities	—	(20,241)
Acquisition related costs	(10,812)	(3,204)

Net cash used in investment activities	(11,793)	(26,287)
Cash flow from financing activities:
Excess tax benefits on share-based compensation expense	163	62
Proceeds from issuance of Common Shares	2,905	1,117
Repayment of long-term debt	(31,003)	(99)

Net cash provided by (used in) financing activities	(27,935)	1,080
Foreign exchange gain on cash held in foreign currencies	1,567	3,646
Decrease in cash and cash equivalents during the period	(9,704)	(6,134)
Cash and cash equivalents at beginning of the period	159,683	113,488

Cash and cash equivalents at end of the period	$149,979	$107,354